Exhibit 99.1

                    [CBL & ASSOCIATES PROPERTIES LETTERHEAD]


Contact:   Katie Reinsmidt
           Director, Investor Relations
           (423) 855-0001


               CBL & ASSOCIATES PROPERTIES REPORTS FOURTH QUARTER
                             AND ANNUAL 2005 RESULTS

          o    2005 FFO per share up 23.2% to $3.34 per share.
          o    FFO per share rose 6.0% to $0.89 in the fourth quarter.
          o Same-center NOI for the quarter and year ended December 31, 2005, rose 3.1% and 5.8%, respectively.
          o    Same store sales improved by 4.1% in 2005.
          o    Portfolio occupancy rose 50bps to 94.5% as of December 31, 2005.

CHATTANOOGA, Tenn. (February 8, 2006) - CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the fourth quarter and year ended December 31, 2005. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this news release. Per share amounts have been adjusted to reflect the two-for-one split of the Company's common shares, effective June 16, 2005.

     Net income available to common shareholders for the fourth quarter ended December 31, 2005, was $25,659,000 compared with $31,141,000 for the prior-year period, representing a decline of 17.6%. Net income available to common shareholders per diluted share was $0.40 in the fourth quarter ended December 31, 2005, compared with $0.48 for the prior-year period, representing a decline of 16.7%. Net income available to common shareholders for the quarter ended December 31, 2005, included a one-time charge of approximately $5.2 million for prepayment penalties and the write-off of unamortized deferred financing costs resulting from favorable refinancing completed in the quarter.

     Net income available to common shareholders for the year ended December 31, 2005, was $131,907,000 compared with $102,802,000 for the year ended December 31, 2004, representing an increase of 28.3%. On a diluted per share basis, net income available to common shareholders for the year ended December 31, 2005, was $2.03 compared with $1.61 in the prior year, representing an increase of 26.1%. Net income available to common shareholders for the year ended December 31, 2005, included gains and fee income of $39.8 million ($72.5 million before deduction for minority interest in earnings of the operating partnership) resulting from the recent transaction with Galileo America, LLC. Net income available to common shareholders for the year ended December 31, 2005, also included a one-time charge of approximately $5.2 million for prepayment penalties and the write-off of unamortized deferred financing costs resulting from favorable refinancing completed in the fourth quarter.

     Funds from operations (FFO) increased 7.3% to $103,883,000 for the fourth quarter of 2005 from $96,772,000 for the fourth quarter of 2004. FFO per share on a diluted, fully converted basis increased 6.0% to $0.89 for the fourth quarter of 2005 from $0.84 in the prior-year period. FFO increased 25.6% to $389,958,000 for the year ended December 31, 2005, from $310,405,000 for the year ended December 31, 2004. FFO per share increased 23.2% on a diluted, fully converted basis for the year ended December 31, 2005, to $3.34 from $2.71 per share in the prior year. FFO for the year ended December 31, 2005, included gains and fee income of $0.26 per share resulting from the recent transaction with Galileo America, LLC. FFO for the quarter and year ended December 31, 2005, included a one-time charge of approximately $0.045 per share for prepayment penalties and the write-off of unamortized deferred financing costs resulting from favorable refinancing completed in the quarter.

                                     -MORE-

CBL Reports Fourth Quarter Results
Page 2
February 8, 2006


HIGHLIGHTS

          |X| Total revenues increased 16.9% in the fourth quarter 2005 to $262,611,000 from $224,700,000 in the prior-year period. Total revenues increased 16.3% in the year ended December 31, 2005, to $908,712,000 from $781,433,000 in 2004.

          |X| Same center net operating income for the portfolio improved for the quarter and year ended December 31, 2005, by 3.1% and 5.8%, respectively, compared with a 6.8% and 3.1% increase, respectively, for the prior-year periods.

          |X| Same-store sales for mall tenants of 10,000 square feet or less for stabilized malls for the year ended December 31, 2005, increased 4.1% to $331 per square foot for those tenants who have reported sales, compared with a 2.8% increase for the prior year period.

          |X| The debt-to-total-market capitalization ratio as of December 31, 2005, was 47.8% based on the common stock closing price of $39.51 and a fully converted common stock share count of 115,438,000 shares as of the same date. The debt-to-total-market capitalization ratio as of December 31, 2004, was 42.4% based on the split-adjusted common stock closing price of $38.175 and a fully converted common stock share count of 113,928,000 shares as of the same date.

          |X| Consolidated and unconsolidated variable rate debt of $1,086,000 represents 11.4% of the total market capitalization for the Company and 24.0% of the Company's share of total consolidated and unconsolidated debt.

     CBL's Chairman and Chief Executive Officer, Charles B. Lebovitz, said, "The combination of occupancy gains, healthy rental rate increases from leasing, continued growth in mall shop sales, and contributions from new developments and acquisitions led to an impressive performance in the fourth quarter and a strong finish for the year. The impressive results in 2005 are indicative of our opportunistic strategy that emphasizes sustainable long-term growth and financial discipline. We opened 2.5 million square feet of new developments and expansions during the year with initial unleveraged returns ranging from 9% - 11%. We also completed more than $1.0 billion of acquisitions, all of which were immediately accretive to earnings and were consistent with our strict investment criteria and strategic growth objectives. We deployed our capital efficiently to finance this growth on attractive terms.

     "Looking ahead, we are excited about the continued strength in our business and our focus on dominant regional malls in middle markets where we are well-positioned to take advantage of continuing population and employment growth."

PORTFOLIO OCCUPANCY

                                                    December 31,
                                              2005                  2004
                                          -------------        -------------
Portfolio occupancy                            94.5%                94.0%
  Mall portfolio                               94.4%                94.3%
    Stabilized malls (74)                      94.7%                94.4%
    Non-stabilized malls (5)                   89.4%                92.8%
Associated centers (30)                        94.1%                91.8%
Community centers (6)                          95.3%                94.0%

ACQUISITIONS

     In November, CBL announced that it had acquired a portfolio of three malls for a total consideration of $516.9 million. The acquired properties included Oak Park Mall in Overland Park (Kansas City), KS; Hickory Point Mall in Decatur, IL; and Eastland Mall in Bloomington, IL.

     CBL also announced in November that it had closed on the acquisition of Layton Hills Mall in Layton (Salt Lake City), UT. CBL acquired the mall for approximately $121.4 million.

                                     -MORE-

CBL Reports Fourth Quarter Results
Page 3
February 8, 2006


 OTHER SIGNIFICANT EVENTS

     In November, the Richard E. Jacobs Group, Inc. and CBL announced that they had formed a 50/50 joint venture to own Triangle Town Center and its associated and lifestyle centers, Triangle Town Place and Triangle Town Commons, in Raleigh, NC. The joint venture is valued at $283.5 million.

     Additionally, during the quarter CBL announced that it had closed on five separate ten-year fixed rate non-recourse loans totaling $452.0 million with a weighted average interest rate of 5.0%. The financings replaced seven loans totaling $289.5 million that had a weighted average interest rate of 7.0% and were maturing over the next 18-months. As a result of the early extinguishment of the loans, CBL incurred a one-time charge of approximately $5.2 million for prepayment penalties and the write-off of unamortized deferred financing costs, which was included in GAAP Net Income and FFO in the fourth quarter and year ended December 31, 2005.

OUTLOOK AND GUIDANCE

     Based on today's outlook and the Company's fourth quarter results, the Company is providing guidance for 2006 FFO in the range of $3.28 to $3.33 per share. The full year guidance assumes same center NOI growth in the range of 2.5% to 3.5% and excludes the impact of any future unannounced acquisitions, lease termination fee income, gains on sales of outparcels, and gains on sales of non-operating properties. The Company expects to update its annual guidance after each quarter's results.

                                                                           Low       High
                                                                        --------  --------
 Expected diluted earnings per common share                              $1.30     $1.35
       Adjust to fully converted shares from common shares               (0.59)    (0.61)
                                                                        --------  --------
 Expected earnings per diluted, fully converted common share              0.71      0.74
       Add: depreciation and amortization                                 1.97      1.97
       Add: minority interest in earnings of Operating Partnership        0.60      0.62
                                                                        --------  --------

 Expected FFO per diluted, fully converted common share                  $3.28     $3.33
                                                                        ========  ========


INVESTOR CONFERENCE CALL AND SIMULCAST

     CBL & Associates Properties, Inc. will conduct a conference call at 10:00 a.m. EST on February 9, 2006, to discuss the fourth quarter results. The number to call for this interactive teleconference is 913-981-5532. A seven-day replay of the conference call will be available by dialing 719-457-0820 and entering the passcode 1458819. A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.

     To receive the CBL & Associates  Properties,  Inc., fourth quarter earnings
release   and   supplemental   information   please   visit   our   website   at
cblproperties.com or contact Investor Relations at 423-490-8292.

     The Company will also provide an online Web simulcast and rebroadcast of its 2005 fourth quarter earnings release conference call. The live broadcast of CBL's quarterly conference call will be available online at the Company's Web site at cblproperties.com, as well as www.streetevents.com and www.earnings.com, on February 9, 2006, beginning at 10:00 a.m. EST. The online replay will follow shortly after the call and continue through February 23, 2006.

     CBL is one of the largest and most experienced owners and developers of malls and shopping centers in the country. CBL owns, holds interests in or manages 132 properties, including 79 regional malls/open-air centers. The properties are located in 26 states and total 74.0 million square feet including
2.0 million square feet of non-owned shopping centers managed for third parties. CBL currently has eleven projects under construction totaling 2.3 million square feet including Phase II of Gulf Coast Town Center in Ft. Myers, FL; two open-air shopping centers; a community center, two associated center and five expansions. In addition to its regional office in Boston (Waltham), MA, CBL's corporate office is located in Chattanooga, TN. Additional information can be found at cblproperties.com

                                     -MORE-

CBL Reports Fourth Quarter Results
Page 3
February 8, 2006


NON-GAAP FINANCIAL MEASURES

Funds From Operations

     FFO is a widely used measure of the operating performance of real estate companies that supplements net income determined in accordance with generally accepted accounting principles ("GAAP"). The National Association of Real Estate Investment Trusts defines FFO as net income (computed in accordance with GAAP) excluding gains or losses on sales of operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO provides an additional indicator of the operating performance of the Company's properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets decline predictably over time. Since values of well-maintained real estate assets have historically risen or fallen with market conditions, the Company believes that FFO enhances investors' understanding of the Company's operating performance.

     FFO does not represent cash flow from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income for purposes of evaluating the Company's operating performance or to cash flow as a measure of liquidity.

Same-Center Net Operating Income

     Net operating income ("NOI") is a supplemental measure of the operating performance of the Company's shopping centers. The Company defines NOI as operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

     Similar to FFO, the Company computes NOI based on its pro rata share of both consolidated and unconsolidated properties. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's NOI may not be comparable to that of other companies. A reconciliation of same-center NOI to net income is located at the end of this earnings release.

     Since NOI includes only those revenues and expenses related to the continuing operations of its shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates and operating costs and the impact of those trends on the Company's results of operations.

Pro Rata Share of Debt

     The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding minority investors' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's consolidated balance sheet is located at the end of this earnings release.

Reclassification

     Certain prior period amounts in the consolidated statements of operations have been reclassified to present marketing fund revenues and expenses on a gross basis in accordance with Emerging Issues Task Force Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent. As a result, the following amounts in the consolidated statements of operations have changed from the previously reported amounts for the three months and year ended December 31, 2004: tenant reimbursements have increased by $9,533,000 and $27,281,000 respectively, other revenues have decreased by $789,000 and $3,093,000 respectively, and property operating expenses have increased by $8,744,000 and $24,188,000 respectively. This reclassification did not change previously reported amounts of net income available to common shareholders.

     Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference therein, for a discussion of such risks and uncertainties.

                                     -MORE-

CBL Reports Fourth Quarter Results
Page 5
February 8, 2006


                 CBL & Associates Properties, Inc.
                      Consolidated Statements of Operations
               (Unaudited; in thousands, except per share amounts)

                                                                          Three Months Ended               Year Ended
                                                                            December 31,                 December 31,
                                                                        ------------------------      ------------------------
                                                                           2005          2004            2005          2004
                                                                        -----------  -----------      -----------   ----------
 REVENUES:
 Minimum rents                                                          $ 155,704     $ 133,782       $ 549,368     $ 476,568
 Percentage rents                                                          10,194         5,502          23,166        15,951
 Other rents                                                                9,354         8,776          17,674        16,102
 Tenant reimbursements                                                     78,754        69,718         278,498       246,016
 Management, development and leasing fees                                   2,594         3,412          20,521         9,791
 Other                                                                      6,011         3,510          19,485        17,005
                                                                        -----------  -----------      -----------   ----------
 Total revenues                                                           262,611       224,700         908,712       781,433
                                                                        -----------  -----------      -----------   ----------

 EXPENSES:
 Property operating                                                        42,782        38,277         151,280       139,349
 Depreciation and amortization                                             49,564        38,700         179,651       142,012
 Real estate taxes                                                         20,741        15,494          68,116        58,066
 Maintenance and repairs                                                   13,909        11,879          50,559        43,527
 General and administrative                                                10,556        10,832          39,197        35,338
 Loss on impairment of real estate assets                                   1,072         3,080           1,334         3,080
 Other                                                                      5,188         2,737          15,444        16,373
                                                                        -----------  -----------      -----------   ----------
 Total expenses                                                           143,812       120,999         505,581       437,745
                                                                        -----------  -----------      -----------   ----------
 Income from operations                                                   118,799       103,701         403,131       343,688
 Interest income                                                              617           933           6,831         3,355
 Interest expense                                                         (56,361)      (47,945)       (208,183)     (177,219)
 Loss on extinguishment of debt                                            (5,243)            -          (6,171)            -
 Gain on sales of real estate assets                                            2         2,970          53,583        29,272
 Gain on sales of management contracts                                          -             -          21,619             -
 Equity in earnings of unconsolidated affiliates                            1,726         3,355           8,495        10,308
 Minority interest in earnings:
 Operating partnership                                                    (24,885)      (25,688)       (112,061)      (85,186)
 Shopping center properties                                                (1,218)       (1,333)         (4,879)       (5,365)
                                                                        -----------  -----------      -----------   ----------
 Income before discontinued operations                                     33,437        35,993         162,365       118,853
 Operating income (loss) of discontinued operations                          (138)          209             192         1,413
 Gain (loss) on discontinued operations                                         2             -             (82)          845
                                                                        -----------  -----------      -----------   ----------
 Net income                                                                33,301        36,202         162,475       121,111
 Preferred dividends                                                       (7,642)       (5,061)        (30,568)      (18,309)
                                                                        -----------  -----------      -----------   ----------
 Net income available to common shareholders                            $  25,659     $  31,141       $ 131,907     $ 102,802
                                                                        ===========  ===========      ===========   ==========
 Basic per share data:
 Income before discontinued operations, net of preferred dividends      $    0.41     $    0.50       $    2.09     $    1.63
 Discontinued operations                                                        -             -            0.01          0.04
                                                                        -----------  -----------      -----------   ----------
 Net income available to common shareholders                            $    0.41     $    0.50          $ 2.10     $    1.67
                                                                        ===========  ===========      ===========   ==========
 Weighted average common shares outstanding                                62,806        62,150          62,956        61,602

 Diluted per share data:
 Income before discontinued operations, net of preferred dividends      $    0.40     $    0.48       $    2.02     $    1.57
 Discontinued operations                                                        -             -            0.01          0.04
                                                                        -----------  -----------      -----------   ----------
 Net income available to common shareholders                            $    0.40     $    0.48       $    2.03     $    1.61
                                                                        ===========  ===========      ===========   ==========
 Weighted average common and potential dilutive
 common shares outstanding                                                 64,717        64,588          65,115        64,004

CBL Reports Fourth Quarter Results
Page 6
February 8, 2006


 The Company's calculation of FFO is as follows (in thousands, except per share data):

                                                                              Three Months Ended               Year Ended
                                                                                December 31,                 December 31,
                                                                             ------------------------    -------------------------
                                                                                2005          2004           2005          2004
                                                                             ----------   -----------    -----------    ----------

 Net income available to common shareholders                                 $ 25,659      $ 31,141        $131,907      $102,802
 Add:
 Depreciation and amortization from consolidated properties                    49,564        38,700         179,651       142,012
 Depreciation and amortization from unconsolidated affiliates                   3,083         1,539           9,210         6,144
 Depreciation and amortization from discontinued operations                     1,284           125           1,860           618
 Minority interest in earnings of operating partnership                        24,885        25,688         112,061        85,186
 Less:
 (Gain) loss on sales of operating real estate assets                             146            69         (42,562)      (23,696)
 Minority investors' share of depreciation and amortization                      (428)         (331)         (1,390)       (1,230)
 (Gain) loss on discontinued operations                                            (2)            -              82          (845)
 Depreciation and amortization of non-real estate assets                         (308)         (159)           (861)         (586)
                                                                             ----------   -----------    -----------    ----------
 Funds from operations                                                       $103,883      $ 96,772        $389,958      $310,405
                                                                             ==========   ===========    ===========    ==========

 Funds from operations applicable to Company shareholders                    $ 56,607      $ 53,028        $213,596      $169,725
                                                                             ==========   ===========    ===========    ==========
 Basic per share data:
 Funds from operations                                                       $   0.90      $   0.85        $   3.41      $   2.76
                                                                             ==========   ===========    ===========    ==========
Weighted average common shares outstanding with operating
   partnership units fully converted                                          115,160       113,418         114,440       112,280
 Diluted per share data:
 Funds from operations                                                       $   0.89      $   0.84        $   3.34      $   2.71
                                                                             ==========   ===========    ===========    ==========
Weighted average common and potential dilutive common shares
  outstanding with operating partnership units fully converted                117,071       115,854         116,599       114,684

 SUPPLEMENTAL FFO INFORMATION:

 Lease termination fees                                                      $  1,892      $    521        $  5,540      $  3,864
    Lease termination fees per share                                         $   0.02      $      -        $   0.05      $   0.03

 Straight-line rental income                                                 $  1,987      $    484        $  6,770      $  2,684
    Straight-line rental income per share                                    $   0.02      $      -        $   0.06      $   0.02

 Gains on outparcel sales                                                    $  1,258      $  1,226        $ 12,665      $  3,449
    Gains on outparcel sales per share                                       $   0.01      $   0.01        $   0.11      $   0.03

 Amortization of acquired above- and below-market leases                     $  1,874      $  1,280        $  6,507      $  3,656
    Amortization of acquired above- and below-market leases per share        $   0.02      $   0.01        $   0.06      $   0.03

 Amortization of debt premiums                                               $  1,842      $  1,698        $  7,347      $  5,418
    Amortization of debt premiums per share                                  $   0.02      $   0.01        $   0.06      $   0.05

 Gain (loss) on sales of non operating properties                            $   (274)     $  2,965        $  2,245      $  4,285
    Gain on sales of non operating properties per share                      $      -      $   0.03        $   0.02      $   0.04

 Loss on impairment of real estate assets                                    $ (1,072)     $ (3,080)       $ (1,334)     $ (3,080)
    Loss on impairment of real estate assets per share                       $  (0.01)     $  (0.03)       $  (0.01)     $  (0.03)

CBL Reports Fourth Quarter Results
Page 7
February 8, 2006


Same-Center Net Operating Income
(Dollars in thousands)

                                                                                       Three Months Ended         Year Ended
                                                                                          December 31,           December 31,
                                                                                      ---------------------  --------------------
                                                                                         2005       2004        2005      2004
                                                                                      ---------- ----------  --------- ----------
Net income                                                                              $ 33,301  $ 36,202    $162,475  $121,111

Adjustments:
Depreciation and amortization                                                             49,564    38,700     179,651   142,012
Depreciation and amortization from unconsolidated affiliates                               3,083     1,539       9,210     6,144
Depreciation and amortization from discontinued operations                                 1,284       125       1,860       618
Minority investors' share of depreciation and amortization in
   shopping center properties                                                               (428)     (331)     (1,390)   (1,230)
Interest expense                                                                          56,361    47,945     208,183   177,219
Interest expense from unconsolidated affiliates                                            3,514     2,433      12,583     7,169
Interest expense from discontinued operations                                                  -         -           -        20
Minority investors' share of interest expense in
   shopping center properties                                                               (799)     (319)     (1,959)   (1,451)
Loss on extinguishment of debt                                                             5,243         -       6,171        53
Abandoned projects expense                                                                    86       400         560     3,714
Gain on sales of real estate assets and management contracts                                  (2)   (2,970)    (75,202)  (29,272)
Loss on impairment of real estate assets                                                   1,072     3,080       1,334     3,080
Gain on sales of real estate assets of unconsolidated affiliates                            (821)   (1,147)     (3,671)   (1,886)
Minority interest in earnings of operating partnership                                    24,885    25,688     112,061    85,186
(Gain) loss on discontinued operations                                                        (2)        -          82      (845)
                                                                                      ---------- ----------  --------- ----------
Operating partnership's share of total NOI                                               176,341   151,345     611,948   511,642
General and administrative expenses                                                       10,556    10,832      39,197    35,338
Management fees and non-property level revenues                                           (4,916)   (5,322)    (29,113)  (17,878)
                                                                                      ---------- ----------  --------- ----------
Operating partnership's share of property NOI                                            181,981   156,855     622,032   529,102
NOI of non-comparable centers                                                            (41,778)  (20,886)   (120,872)  (55,577)
                                                                                      ---------- ----------  --------- ----------
Total same center NOI                                                                   $140,203  $135,969    $501,160  $473,525
                                                                                      ========== ==========  ========= ==========

Malls                                                                                   $130,365  $127,132   $ 463,475  $437,305
Associated centers                                                                         5,101     5,212      21,607    21,723
Community centers                                                                          1,166       771       4,668     3,976
Other                                                                                      3,571     2,854      11,410    10,521
                                                                                      ---------- ----------  --------- ----------
Total same center NOI                                                                   $140,203  $135,969    $501,160  $473,525
                                                                                      ========== ==========  ========= ==========

Percentage Change:
Malls                                                                                       2.5%                  6.0%
Associated centers                                                                         -2.1%                 -0.5%
Community centers                                                                          51.2%                 17.4%
Other                                                                                      25.1%                  8.4%
                                                                                      ----------             ---------
Total same center NOI                                                                       3.1%                  5.8%
                                                                                      ==========             =========

CBL Reports Fourth Quarter Results
Page 8
February 8, 2006


Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

                                                                                      December 31, 2005
                                                                    ------------------------------------------------------
                                                                        Fixed Rate       Variable Rate        Total
                                                                    -------------------  -------------  ------------------
Consolidated debt                                                          $ 3,281,939    $ 1,059,116         $ 4,341,055
Minority investors' share of consolidated debt                                 (51,950)             -             (51,950)
Company's share of unconsolidated affiliates' debt                             216,026         26,600             242,626
                                                                    -------------------  -------------  ------------------
Company's share of consolidated and unconsolidated debt                    $ 3,446,015    $ 1,085,716         $ 4,531,731
                                                                    ===================  =============  ==================
Weighted average interest rate                                                   5.99%          5.33%               5.83%
                                                                    ===================  =============  ==================

                                                                                       December 31, 2004
                                                                    ------------------------------------------------------
                                                                        Fixed Rate       Variable Rate        Total
                                                                    -------------------  -------------  ------------------
Consolidated debt                                                          $ 2,688,186    $   683,493         $ 3,371,679
Minority investors' share of consolidated debt                                 (52,914)             -             (52,914)
Company's share of unconsolidated affiliates' debt                             104,114         68,908             173,022
                                                                    -------------------  -------------  ------------------
Company's share of consolidated and unconsolidated debt                    $ 2,739,386    $   752,401         $ 3,491,787
                                                                    ===================  =============  ==================
Weighted average interest rate                                                   6.35%          3.44%               5.72%
                                                                    ===================  =============  ==================


Debt-To-Total-Market Capitalization Ratio as of December 31, 2005
(In thousands, except stock price)

                                                                         Shares
                                                                       Outstanding       Stock Price (1)      Value
                                                                    -------------------  -------------  ------------------
Common stock and operating partnership units                                   115,438    $   39.51           $ 4,560,955
8.75% Series B Cumulative Redeemable Preferred Stock                             2,000    $   50.00               100,000
7.75% Series C Cumulative Redeemable Preferred Stock                               460    $  250.00               115,000
7.375% Series D Cumulative Redeemable Preferred Stock                              700    $  250.00               175,000
                                                                                                        ------------------
Total market equity                                                                                             4,950,955
Company's share of total debt                                                                                   4,531,731
                                                                                                        ------------------
Total market capitalization                                                                                   $ 9,482,686
                                                                                                        ==================
Debt-to-total-market capitalization ratio                                                                           47.8%
                                                                                                        ==================

(1) Stock price for common stock and operating partnership units equals the closing price of the common stock on December 30, 2005. The stock price for the preferred stock represents the liquidation preference of each respective series of preferred stock.

Reconciliation of Shares and Operating Partnership Units Outstanding (In thousands)

                                                             Three Months Ended                     Year Ended
                                                                December 31,                       December 31,
                                                     ----------------------------------  ---------------------------------
2005:                                                   Basic            Diluted            Basic            Diluted
                                                     -------------  -------------------  -------------  ------------------
Weighted average shares - EPS                              62,806               64,717         62,956              65,115
Weighted average operating partnership units               52,354               52,354         51,484              51,484
                                                     -------------  -------------------  -------------  ------------------
Weighted average shares- FFO                              115,160              117,071        114,440             116,599
                                                     =============  ===================  =============  ==================

2004:
Weighted average shares - EPS                              62,150               64,588         61,602              64,004
Weighted average operating partnership units               51,268               51,266         50,678              50,680
                                                     -------------  -------------------  -------------  ------------------
Weighted average shares- FFO                              113,418              115,854        112,280             114,684
                                                     =============  ===================  =============  ==================


Dividend Payout Ratio

                                                             Three Months Ended                     Year Ended
                                                                December 31,                       December 31,
                                                     ----------------------------------  ---------------------------------
                                                         2005              2004              2005             2004
                                                     -------------  -------------------  -------------  ------------------
Weighted average dividend per share                      $ 0.5478             $ 0.4094       $ 1.7769            $ 1.5012
FFO per diluted, fully converted share                   $   0.89             $   0.84       $   3.34            $   2.71
                                                     -------------  -------------------  -------------  ------------------
Dividend payout ratio                                       61.6%                48.7%          53.2%               55.4%
                                                     =============  ===================  =============  ==================

CBL Reports Fourth Quarter Results
Page 9
February 8, 2006


Consolidated Balance Sheets
(Preliminary and unaudited,  in thousands)

                                                                      December 31,     December 31,
                                                                          2005            2004
                                                                      ------------     ------------
 ASSETS
 Real estate assets:
 Land                                                                  $  776,989       $  659,782
 Buildings and improvements                                             5,698,669        4,670,462
                                                                      ------------     ------------
                                                                        6,475,658        5,330,244
 Less: accumulated depreciation                                          (727,907)        (575,464)
                                                                      ------------     ------------
                                                                        5,747,751        4,754,780
 Real estate assets held for sale                                          63,168           61,607
 Developments in progress                                                 133,509           78,393
                                                                      ------------     ------------
 Net investment in real estate assets                                   5,944,428        4,894,780
 Cash and cash equivalents                                                 30,056           25,766
 Receivables:
 Tenant, net of allowance                                                  55,038           38,409
 Other                                                                      6,235           13,706
 Mortgage notes receivable                                                 18,117           27,804
 Investment in unconsolidated affiliates                                   84,138           84,782
 Other assets                                                             214,292          119,253
                                                                      ------------     ------------
                                                                       $6,352,304       $5,204,500
                                                                      ============     ============
 LIABILITIES AND SHAREHOLDERS' EQUITY
 Mortgage and other notes payable                                      $4,341,055       $3,359,466
 Mortgage notes payable on real estate assets held for sale                     -           12,213
 Accounts payable and accrued liabilities                                 320,252          212,064
                                                                      ------------     ------------
 Total liabilities                                                      4,661,307        3,583,743
                                                                      ------------     ------------
 Commitments and contingencies
 Minority interests                                                       609,475          566,606
                                                                      ------------     ------------
 Shareholders' equity:
 Preferred stock, $.01 par value                                               32               32
 Common stock, $.01 par value                                                 625              626
 Additional paid-in capital                                             1,037,764        1,025,479
 Deferred compensation                                                     (8,895)          (3,081)
 Other comprehensive income                                                   288                -
 Retained earnings                                                         51,708           31,095
                                                                      ------------     ------------
 Total shareholders' equity                                             1,081,522        1,054,151
                                                                      ------------     ------------
                                                                       $6,352,304       $5,204,500
                                                                      ============     ============